                                                                    EXHIBIT 10.1

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS AGREEMENT entered into this 12th day of August (the "Effective Date"), and hereby amended and restated this __ day of _________, 1997, by and between Middlesboro Federal Bank, FSB (the "Bank") and James J. Shoffner (the "Employee").

     WHEREAS, the Employee has heretofore been employed by the Bank as its President and is experienced in all phases of the business of the Bank; and

     WHEREAS, the Company desires to retain the services of the Employee to the Company and as such wishes to provide the Employee with supplemental retirement income as an added incentive to remain employed at the Company; and

     WHEREAS, the Board of Directors of the Bank believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties; and

     WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Bank and the Employee.


     NOW, THEREFORE, it is AGREED as follows:

     1.    Defined Terms
           -------------

     When used anywhere in this Agreement, the following terms shall have the meaning set forth herein.

                   (a) "Annual Offset Amount" shall mean the sum of (i) the primary social security benefit payable annually to the Employee as of the earliest date, following his termination of employment, on which he could begin to collect such benefit (regardless of when such payment actually begins),
(ii) the annual benefit that would be payable to the Employee under the any tax-qualified defined benefit pension plan maintained by the Bank, if such benefit were in the form of a 50% joint and survivor annuity, with his Surviving Spouse as contingent beneficiary, commencing upon his termination of employment (regardless of when he actually begins to collect such benefits), and (iii) the annual amount that would be payable to the Employee if that portion of his account under any tax-qualified defined contribution retirement plan which are attributable to the Bank's contributions were paid to him in the form of a 50% joint and survivor annuity, with his Surviving Spouse as contingent beneficiary, commencing upon his termination of employment (regardless of when he actually begins to collect such benefits).

                   (b) "Average Annual Compensation" shall mean the average of the Employee's highest Compensation for the three calendar years (whether or not such years are consecutive) in the five calendar years immediately preceding the calendar year in which his employment with the Company terminates for any reason.

                   (c) "Change in Control" of the Bank shall mean (i) a plan of reorganization, merger, merger conversion, consolidations or sale of all or substantially all of the assets of the Bank or the Company or a similar transaction occurs in which the Bank or the Company is not the resulting entity;
(ii) individuals who constitute the Board of the Bank or the board of directors of the Company cease for any reason to constitute a majority thereof; or (iii) a Change in Control within the meaning of 12 C.F.R. (S)574.4 occurs, as determined by the Board of the Bank or the board of directors of the Company; provided,
                                                                   --------
however, that a Change in Control shall not be deemed to occur as the result
-------
of acquisitions of Common Stock by Messrs. J. Roy Shoffner and James J.
Shoffner.

          In the event that the Company converts from the mutual form of organization to the stock form of organization on a stand-alone basis at any time subsequent to the effective date of this Agreement ("Stock Company"), a Change in Control of the Bank or the Stock Company for purposes of this Plan shall mean an event of a nature that: (I) would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"); or (II) results in a Change in Control of the Bank or the Stock Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof; or (III) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Bank or the Stock Company representing twenty percent (20%) or more of the combined voting power of the Bank's or the Stock Company's outstanding securities except for any securities of the Bank purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board of the Bank or the board of directors of the Stock Company on the date hereof ("Incumbent Board") cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Stock Company's stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or
(c) the occurrence of a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Stock Company or similar transaction in which the Bank or the Stock Company is not the resulting entity. Provided, however, that a Change in Control shall not be deemed to
        --------  -------
occur as the result of acquisitions of Common Stock by Messrs. J. Roy Shoffner and James J. Shoffner.

                   (d) "Compensation" shall mean the amount of W-2 earnings paid to the Employee by the Bank (plus any amounts withheld from the Employee under a 401(k) Plan or cafeteria plan sponsored by the Bank) within a calendar year.

                   (e)    "Company" shall mean Cumberland Mountain Bancshares.

                   (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

                   (g) "Code (S)280G Maximum" shall mean product of 2.99 and his "base amount" as defined in Code (S)280G(b)(3).

                   (h) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty (30) miles from his primary office as of the later of the Effective Date and the most recent voluntary relocation by the Employee; (ii) a material reduction in the Employee's base compensation as the same may be increased from time to time, unless part of an overall reduction applied to all senior management or agreed to by the Employee;
(iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him under this Agreement; (iv) the permanent assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (v) a failure to reelect the Employee to the Board of Directors of the Bank or the Company, if the Employee has served on such Board at any time during the term of this Agreement; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank or the Company; or (vii) a material reduction in the secretarial or other administrative support of the Employee. In addition, "Good Reason" shall mean an impairment of the Employee's health to an extent that it makes continued performance of his duties hereunder hazardous to his physical or mental health.

                   (i) "Just Cause" shall mean, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank and the Company.

                   (j) "Surviving Spouse" shall mean the Employee's spouse, if any, on the date of his death, but shall not include a spouse from whom he is legally separated or divorced at the time of his death.

                   (k) "Protected Period" shall mean the period that begins on the date six months before a Change in Control and ends on the later of the first annual anniversary of the Change in Control or the expiration date of this Agreement.

                   (l) "Trust" shall mean a grantor trust that is designed in accordance with Revenue Procedure 92-64 and has a trustee independent of the Bank and the Company.

                   (m) "Vested Percentage" shall be determined based on the number of the Employee's full years of service with the Bank following the Effective Date, and shall be determined according to the following schedule:

    Employee's Full Years of Service                     Employee's
       After the Effective Date                      Vested Percentage
       ------------------------                      -----------------

              Less than 1                                     0%
                  1                                          20%
                  2                                          40%
                  3                                          60%
                  4                                          80%
               5 or more                                    100%

     Notwithstanding the foregoing schedule, the Employee's Vested Percentage shall accelerate to 100% upon termination of his employment due to his death or Disability.

     2.    Employment.  The Employee is employed as the President of the Bank.
           ----------
The Employee shall render such administrative and management services for the Bank as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank. The Employee's other duties shall be such as the Board of Directors (the "Board") of the Bank may from time to time reasonably direct, including normal duties as an officer of the Bank.

     3.    Base Compensation.  The Bank agrees to pay the Employee during the
           -----------------
term of this Agreement a salary at the rate of $55,000 per annum, payable in cash not less frequently than monthly. The Board shall

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review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

     4.    Discretionary Bonuses.  The Employee shall participate in an
           ---------------------
equitable manner with all other senior management employees of the Bank in discretionary bonuses that the Board may award from time to time to the Bank's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses. Notwithstanding the foregoing, following a Change in Control, the Employee shall receive discretionary bonuses that are made no less frequently than, and in annual amounts not less than, the average annual discretionary bonuses paid to the Employee during each of the three calendar years immediately preceding the year in which such change in control occurs.

     5.    (a)    Participation in Retirement, Medical and Other Plans.  During
                  ----------------------------------------------------
the term of this Agreement, the Employee shall be eligible to participate in the following benefit plans: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, auto allowance/auto lease, retirement, pension, and/or other present or future qualified plans provided by the Bank, generally which benefits, taken as a whole, must be at least as favorable as those in effect on the Effective Date.

           (b)    Employee Benefits; Expenses.  The Employee shall be eligible
                  ---------------------------
to participate in any fringe benefits which are or may become available to the Bank's senior management employees, including for example: any stock option or incentive compensation plans, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Bank. Upon the Employee's request, the Bank will provide him with an automobile allowance or reimbursement for automobile expenses in an amount not to exceed seven hundred dollars ($700) per month.

     6.    Term.  The Bank hereby employs the Employee, and the Employee hereby
           ----
accepts such employment under this Agreement, for the period commencing on the Effective Date and ending thirty-six months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended. Only those members of the Board of Directors who have no personal interest in this Employment Agreement shall discuss and vote on the approval and subsequent review of this Agreement.

     In the event the Employee serves the full term of this Agreement, and the Bank does not offer to renew this Agreement upon substantially the same terms and conditions for an additional three (3) year term, the Employee shall be entitled to a severance allowance of six (6) months of his then current base annual salary, plus such vested employee benefits to which the Employee may be entitled when due and payable, and the Bank shall have no further obligations to the Employee under this Agreement, except that in such event, the Bank shall provide, at the Employee's request, out-placement services to the Employee through Head Hunters Inc., or such comparable out-placement service as the parties shall select. The Bank's costs for such services shall not exceed 50% of the Employee's then current base annual salary.

     7.    Loyalty; Noncompetition.
           -----------------------

           (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote such adequate time, attention, skill, and efforts as are required for the faithful performance of his duties hereunder; provided, however, that the Employee may pursue personal business interests or serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Bank or any of its subsidiaries or affiliates, or have a substantial negative effect on the performance of Employee's duties pursuant to this Agreement, or violate any applicable statute or regulation. The Employee further agrees to promptly reveal to other appropriate executives of the Bank all matters coming to his attention pertaining to the business or interest of the Bank. All data or information concerning the business activities of the Bank which the Employee acquires or has acquired in connection with or as a result of the performance of services for the Bank, whether under this agreement or prior to the effective date of this agreement, shall be kept secret and confidential by the Employee and shall be revealed only to the Bank unless otherwise consents. This covenant of confidentiality shall extend beyond the term of this Agreement and shall survive the termination of this Agreement for any reasons but shall not restrict the Employee's employment with another like firm or company so long as the confidentiality agreement is not breached.

           (b) Nothing contained in this Section shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.

     8.    Standards.  The Employee shall perform his duties under this
           ---------
Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Bank will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     9.    Vacation and Sick Leave.  At such reasonable times as the Board shall
           -----------------------
in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

           (a) The Employee shall be entitled to an annual vacation of no less than five weeks.

           (b) The Employee shall accumulate unused vacation from one fiscal year to the next. Notwithstanding any provision to the contrary, amounts attributable to accrued but unused vacation shall be payable to the Employee upon his termination of employment for any reason.

           (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

           (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

     10.   Termination and Termination Pay.  Subject to Sections 12 and 13
           -------------------------------
hereof, the Employee's employment hereunder may be terminated under the following circumstances:

           (a) Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

           (b) Disability. (1) The Bank may terminate the Employee's employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Bank's long-term disability plan (or, if the Bank has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Employee's termination of employment pursuant to this Section 10(b); provided that any benefits paid pursuant to the Bank's long term disability plan will continue as provided in such plan.

           (2) During any period that the Employee shall receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Bank and, if able, shall make himself available to the Bank to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Bank shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

           (c) Just Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause.

           (d) Without Just Cause; Constructive Discharge. (1) The Board may, by written notice to the Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs during the Protected Period in which event the benefits and compensation provided for in Section 12 shall apply): (i) the salary provided pursuant to Section 3 hereof, up to the expiration date of this Agreement including any renewal term (the "Expiration Date"), and (ii) at the Employee's election either (A) cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Bank provided for the Employee at the date of termination of employment or (B) continued participation under such Bank benefit plans through the Expiration Date, but only to the extent the Employee continues to qualify for participation therein. All amounts payable to the Employee shall be paid, at the option of the Employee, either (I) in periodic payments through the Expiration Date, or
(II) in one lump sum within ten (10) days of such termination.

           (2) The Employee shall be entitled to receive the compensation and benefits payable under subsection 10(d)(1) hereof in the event that the Employee voluntarily terminates employment within 90 days of an event that constitutes Good Reason, (unless such voluntary termination occurs during the Protected Period, in which event the benefits and compensation provided for in Section 12 shall apply).

           (e) Termination or Suspension Under Federal Law. (1) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and
(g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

           (1) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

           (2) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

           (3) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and
(ii) reinstate (in whole or in part) any of its obligations which were suspended.

           (4) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

           (f) Voluntary Termination by Employee. Subject to Sections 12 and 13 hereof, the Employee may voluntarily terminate employment with the Bank during the term of this Agreement, upon at least ninety (90) days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination (unless such termination occurs pursuant to Section 10(d)(2) hereof or within the Protected Period, in Section 12(a) hereof in which event the benefits and compensation provided for in Sections 10(d) or 12, as applicable, shall apply).

           (g) Effect on Retirement Benefits. No provision of this Section 10 shall be construed as limiting or otherwise restricting benefits payable pursuant to Section 13 hereof, except as required by applicable federal law.

     11.   No Mitigation.  The Employee shall not be required to mitigate the
           -------------
amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     12.   Change in Control.
           -----------------

           (a) Trigger Events. The Employee shall be entitled to collect the severance benefits set forth in Subsection (b) hereof in the event that (i) the Employee voluntarily terminates employment either for any reason within the 30-day period beginning on the date of a Change in Control, (ii) the Employee voluntarily terminates employment within 90 days of an event that both occurs during the Protected Period and constitutes Good Reason, or (iii) the Bank or the Company or their successor(s) in interest terminate the Employee's employment without his written consent and for any reason other than Just Cause during the Protected Period.

           (b) Amount of Severance Benefit. If the Employee becomes entitled to collect severance benefits pursuant to Section 12(a) hereof, the Bank shall:

                  (i) pay the employee a severance benefit equal to the difference between the Code (S)280G Maximum and the sum of any other "parachute payments" as defined under Code (S)280G(b)(2) that the Employee receives on account of the Change in Control, and

                  (ii) pay for long-term disability and provide such medical benefits as are available to the Employee under the provisions of COBRA, for eighteen (18) months (or such longer period, up to 24 months, if COBRA is amended).

     Said sum shall be paid in one lump sum within ten (10) days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company. In the event that the Employee, the Bank, and the Company jointly agree that the Employee has collected an amount exceeding the Code (S)280G Maximum, the parties may agree in writing that such excess shall be treated as a loan ab initio which the Employee shall repay to the Bank, on terms
                  ---------
and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

           (c) Funding of Grantor Trust upon Change in Control. Not later than ten business days after a Change in Control, the Bank shall (i) deposit in a Trust an amount equal to the Code (S)280G Maximum plus the present value of any benefits which could become payable pursuant to Section 13 hereof, unless the Employee has previously provided a written release of any claims under this Agreement, and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust. Upon the Trust's final payment of all amounts due under the following paragraph, the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust.

     The Employee may at any time following a Change in Control provide the trustee of the Trust with a written notice requesting that the trustee pay to the Employee an amount designated in the notice as being payable pursuant to this Agreement. Within three business days after receiving said notice, the trustee of the Trust shall send a copy of the notice to the Bank via overnight and registered mail return receipt requested. On the tenth (10th) business day after mailing said notice to the Bank, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Bank provides the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to non-appealable binding arbitration for a determination of the amount payable to the Employee pursuant to this Agreement, and the costs of such arbitration shall be paid by the Bank. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making his determination. The parties and the trustee shall be bound by the results of the arbitration and, within 3 days of the determination by the arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Bank, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

     Upon the earlier of (i) any payment from the Trust to the Employee, or
(ii) the date twelve (12) months after the date on which the Bank makes the deposit referred to in the first paragraph of this subsection 12(c), the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust pursuant to this Agreement.

     13.   Supplemental Retirement Benefits for the Employee.
           -------------------------------------------------

           (a) Annual Benefit. In the event that the Employee's employment with the Bank terminates for any reason other than death or Just Cause, the Bank shall pay the Employee an annual payment for the remainder of his life in an amount per year equal to (i) the product of his Vested Percentage, and 80% of his Average Annual Compensation, less (ii) his Annual Offset Amount. The payments due under this Section 13(a) Article shall begin on the first day of the second month following the date of the Employee's termination of employment with the Bank, shall thereafter be made on the annual anniversary dates of such first payment date, and shall be in addition to any other benefits payable pursuant to this Agreement.

           (b) Reduction Under Federal Law. Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable pursuant to this Section 13 shall be reduced to the extent that on the date of the Employee's termination of employment, either (i) the present value of such amount exceeds the limitations that are set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date, or
(ii) such reduction is necessary to avoid subjecting the Bank to liability under
Section 280G of the Internal Revenue Code of 1986, as amended. In addition, any payments made to the Employee pursuant to this

Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

           (c) Death Benefits. (1) In the event that the Employee dies before benefit payments commence, the Company shall pay to the Employee's
------
Surviving Spouse (or estate, if he has no surviving spouse) a lump sum payment, within 60 days following the Employee's death, in an amount equal to the present value of 50% of the annual benefit that the Employee would have received under
Article II if he had terminated employment on the date of his death and then had a Vested Percentage equal to 100%.

           (2)    In the event that the Employee dies after benefit payments have commenced under Article II hereof, the Company shall pay to the Employee's Surviving Spouse (or estate, if he has no surviving spouse) a lump sum payment, within 60 days following the Employee's death, in an amount equal to the present value of 50% of the annual benefit that the Employee would have received if he had survived to collect all of the benefits payable to him under Section 13(a) hereof.

           (3) Death benefits shall commence on the first day of the first month following the date of the Employee's death, and shall thereafter be made on the annual anniversary dates of such first payment date.

           (d) Trust. (1) The primary source of retirement benefits shall be the general assets of the Company. However, the Company may establish and fund an irrevocable trust, whereby assets of the Company will be held by such trust pursuant to such Trust Agreement, subject to claims by general creditors of the Company by appropriate judicial action as provided by such Trust. Notwithstanding the foregoing, in the event of a change in control, the Bank shall fund a trust in accordance with Section 12(c) hereof.

           (2) Any insurance policy or any other asset acquired or held by the Company in connection with the liabilities assumed by it hereunder, shall not be deemed to be held under any trust for the benefit of the Employee or his Surviving Spouse (if any), or to be security for the performance of the obligations of the Company, but shall be, and remain, a general, unpledged, unrestricted asset of the Company. Neither the Employee nor his Surviving Spouse (if any) shall be named as owner of any insurance policy, if any, held in connection with the liabilities hereunder.

           (3) The trustee of the trust established hereunder shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which trust assets shall be invested. In the event that funds from the trust are at any time insufficient to pay retirement benefits, the obligation to pay benefits shall constitute an unfunded, unsecured promise by the Company to provide such payments as and to the extent such benefits become payable. In such case, benefits shall be paid from the general assets of the Company, and no person shall, by virtue of this Agreement, have any interest in such assets (other than as an unsecured creditor of the Company). The rights of the Employee and of his Surviving Spouse (if any) or estate under this Agreement shall be solely those of an unsecured creditor of the Company except as may be provided in this Article.

           (e) Just Cause. In the event of the Employee's termination of employment for Just Cause, no Benefits shall be payable hereunder, and the Company shall have no further obligations hereunder, unless and to the extent that the Company determines, in its sole and absolute discretion, to the contrary.

           (f) Supremacy. The provisions of this Section 13 shall supersede any provisions of this Agreement to the contrary.

     14.   Indemnification.  The Bank and the Company agree that their
           ---------------
respective Bylaws shall continue to provide for indemnification of directors, officers, employees and agents of the Bank and the Company, including the Employee during the full term of this Agreement, and to at all times provide adequate insurance for such purposes.

     15.   Reimbursement of Employee for Enforcement Proceedings.  In the event
           -----------------------------------------------------
that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to defend against any action taken by the Bank or the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee obtains either a written settlement or a final judgement by a court of competent jurisdiction substantially in his favor. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

     16.   Federal Income Tax Withholding.  The Bank may withhold all federal
           ------------------------------
and state income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

     17.   Successors and Assigns.
           ----------------------

           (a) Bank. This Agreement shall not be assignable by the Bank, provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank. The Bank agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

           (b) Employee. Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

           (c) Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     18.   Amendments.  No amendments or additions to this Agreement shall be
           ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     19.   Applicable Law.  Except to the extent preempted by Federal law, the
           --------------
laws of the Commonwealth of Kentucky shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     20.   Severability.  The provisions of this Agreement shall be deemed
           ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     21.   Entire Agreement.  This Agreement, together with any understanding or
           ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto and shall supersede any prior agreement between the parties (including but not limited to their agreement dated August 12, 1996).

     22.   Consideration from Company: Joint and Several Liability. In lieu of
           -------------------------------------------------------
paying the Employee a base salary during the term of this Agreement, the Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with the Bank for the payment of all amounts due hereunder. Nevertheless, the Company's Board may in its discretion at any time during the term of this Agreement agree to pay the Employee a base salary for the remaining term of this Agreement. If the Board agrees to pay such salary, the Board shall thereafter review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first herein above written.


ATTEST:                              MIDDLESBORO FEDERAL BANK, FSB

/s/ R. Stagnolia                     By: /s/ R.R. Long
------------------------------          ----------------------------------------
Secretary                                R.R. Long, Vice Chairman of the Board


WITNESS:

/s/ Raymond C. Walker                /s/ James J. Shoffner
------------------------------       -------------------------------------------
                                       James J. Shoffner